UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 14, 2008

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b). On March 14, 2008 the Company received notice from Magnus Gittins, the President and Executive Chairman of the Company, that he intends to terminate his employment relationship with the Company one hundred and eighty (180) days from the date of such notice, pursuant to the terms of his Amended and Restated Employment Agreement with the Company dated August 13, 2007.

(b). On March 15, 2008, the Company received notice from Antonio Goncalves Jr., the Chief Executive Officer of the Company, that that he intends to terminate his employment relationship with the Company one hundred and eighty (180) days from the date of such notice, pursuant to the terms of his Amended and Restated Employment Agreement with the Company dated August 13, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Thomas P. Finn
Chief Financial Officer & Secretary
Dated: March 19, 2008